              FIRST SUPPLEMENTAL WARRANTS REGISTRATION RIGHTS AGREEMENT
              ---------------------------------------------------------

         THIS FIRST SUPPLEMENTAL WARRANTS REGISTRATION RIGHTS AGREEMENT, dated as of November 21, 1995, to the REGISTRATION RIGHTS AGREEMENT (the "REGISTRATION RIGHTS AGREEMENT"), dated as of June 15, 1995, between CELLNET DATA SYSTEMS, INC., a California corporation (the "COMPANY"), and the persons listed on the signature pages thereto.


                                 W I T N E S S E T H:


         WHEREAS, the Company and the Initial Purchaser entered into a Purchase Agreement dated as of June 15, 1995 which provided for the sale by the Company to the Initial Purchaser of 235,000 units consisting of $235,000,000 aggregate principal amount at maturity of the Company's 13% Senior Discount Notes due June 15, 2005 and warrants to purchase 940,000 shares of common stock, no par value per share, of the Company; and

         WHEREAS, in order to induce the Initial Purchaser to enter into the Purchase Agreement dated as of June 15, 1995 between the Company and the Initial Purchaser, the Company agreed to provide the registration rights set forth in the Registration Rights Agreement for the benefit of the Initial Purchaser and its direct and indirect transferees and assigns; and

         WHEREAS, the Company desires to amend the Registration Rights Agreement as set forth in this First Supplemental Warrants Registration Rights Agreement; and

         WHEREAS, Section 6(b) of the Registration Rights Agreement provides, among other things, that, subject to certain exceptions not herein relevant, with the consent of the Holders of at least a majority of the Registrable Securities at the time outstanding the Registration Rights Agreement may be amended or supplemented; and

         WHEREAS, the Company has received consents to the amendments to the Registration Rights Agreement contained herein

                [Supplemental Warrants Registration Rights Agreement]

(the "PROPOSED AMENDMENTS") of Holders of at least a majority of the Registrable Securities outstanding on the date hereof; and

         WHEREAS, all things necessary to make this First Supplemental Warrants Registration Rights Agreement a valid agreement of the Company and a valid amendment of and supplement to the Registration Rights Agreement and all of the conditions and requirements set forth in Section 6(b) of the Registration Rights Agreement have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

         NOW, THEREFORE, the Company and the Holders signatory hereto mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time as follows:


                                      ARTICLE 1.

                     AMENDMENTS TO REGISTRATION RIGHTS AGREEMENT

         SECTION 1.1. The first sentence of the second paragraph of the Registration Rights Agreement is hereby amended by deleting "(the "PURCHASE AGREEMENT")" and inserting before the period thereof:

    "and the Purchase Agreement, dated as of November 21, 1995, between the Company and the Purchaser, relating to, among other things, the sale by the Company to the Purchaser of an aggregate of 90,000 Units, each Unit consisting of $1,000 principal amount at maturity of 13% Senior Discount Notes due June 15, 2005 and four (4) warrants, each initially exercisable for one (1) share of Common Stock, no par value per share, of the Company (collectively, the "PURCHASE AGREEMENT")".

         SECTION 1.2. Section 1. of the Registration Rights Agreement is hereby amended as follows:

                [Supplemental Warrants Registration Rights Agreement]

(1) The definition of "HOLDER" is hereby amended by inserting the words "Warrants or" before the words "Warrant Shares" on the second and fourth line thereof;

         (2) The definition of "INDENTURE" is hereby amended by inserting the words "as supplemented by the First Supplemental Indenture, dated as of November 21, 1995" after the words "as Trustee".

         (3) The definition of "NOTES" is hereby amended by deleting "$235,000,000" and inserting in lieu thereof "$325,000,000"; and

         (4) The definition of "WARRANTS" is hereby amended by deleting "940,000" and inserting in lieu thereof "1,300,000".

         SECTION 1.2. Section 6(b) of the Registration Rights Agreement is hereby amended by inserting the text "(A) prior to the time that the Warrants are exercisable pursuant to the terms of the Warrant Agreement, the Warrants and
(B) after such time as the Warrants are exercisable pursuant to the terms of the Warrant Agreement, the Warrants and the Registrable Securities considered as one class of securities (with each Warrant being deemed equal to that number of Warrant Shares for which it is then exercisable (without regard to the Cashless Exercise option set forth in the Warrant Agreement)" immediately after the word "outstanding" on the sixth line thereof and deleting the words "Registrable Securities" on such sixth line.

                                      ARTICLE 2.

                                    MISCELLANEOUS

         SECTION 2.1. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

                [Supplemental Warrants Registration Rights Agreement]

         SECTION 2.2. Upon the execution and delivery of this First Supplemental Warrants Registration Rights Agreement by the Holders named on the signature pages hereto and the Company, the Proposed Amendments contained herein will become effective and operative.

         SECTION 2.3. The recitals contained herein shall be taken as the statement of the Company, and the Holders assume no responsibility for the correctness of the same. The Holders make no representation as to the validity of this First Supplemental Warrants Registration Rights Agreement. The Registration Rights Agreement, as supplemented and amended by this First Supplemental Warrants Registration Rights Agreement, is in all respect hereby ratified and confirmed.

         SECTION 2.4. This First Supplemental Warrants Registration Rights Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as amended herein, the terms, provisions and covenants of the Registration Rights Agreement shall remain in full force and effect and continue to govern the parties thereto.

         SECTION 2.5. This First Supplemental Warrants Registration Rights Agreement may be executed in two or more counterparts, each of which shall be deemed original and all of which together will constitute the same agreement, whether or not all parties execute each counterpart.

         SECTION 2.6. The laws of the State of New York, without regard to principles of conflicts of law, shall govern this First Supplemental Warrants Registration Rights Agreement.



         IN WITNESS WHEREOF, the parties have caused this First Supplemental Warrants Registration Rights Agreement to be duly executed, all as of the date first above written.

                [Supplemental Warrants Registration Rights Agreement]

                                       CELLNET DATA SYSTEMS, INC.



                                       By: /s/ David Perry
                                           _________________________
                                           Name:
                                           Title:




                                       ____________________________
                                            Name of Holder



                                       By:_________________________
                                            Name:
                                            Title:

              [Supplemental Warrants Registration Rights Agreement]

                                       The Prudential Series Fund, Inc.,
                                       High Yield Bond Portfolio
                                       The U.S. High Yield Fund SICAV

                                       By: The Prudential Insurance Company of
                                           America, as investment adviser
                                           ----------------------------------
                                           Name of Holder

                                       By: /s/ Lars M. Berkman
                                           ________________________________
                                           Name:  Lars M. Berkman
                                           Title: Vice President

              [Supplemental Warrants Registration Rights Agreement]

                                      -6-


                                     The High Yield Income Fund, Inc.
                                     Prudential High Yield Fund

                                     By: The Prudential Investment Corporation,
                                           as investment adviser
                                           ----------------------------------
                                           Name of Holder

                                     By: /s/ Lars M. Berkman
                                         _________________________________
                                           Name:  Lars M. Berkman
                                           Title: Vice President

              [Supplemental Warrants Registration Rights Agreement]

                                      -6-


                                       The Prudential Insurance Company of
                                       America, as Investment Manager for the
                                       General Motors Retirement Program for
                                       Salaried Employees High Yield Account

                                           ----------------------------------
                                           Name of Holder

                                       By: /s/ Lars M. Berkman
                                           _________________________________
                                           Name:  Lars M. Berkman
                                           Title: Vice President

              [Supplemental Warrants Registration Rights Agreement]

                                      -6-


                                     Merrill Lynch Multinational
                                     Investment Portfolios Equity/Convertible
                                     Series (Global Allocation Portfolio)

                                           ----------------------------------
                                           Name of Holder

                                     By:  /s/ B. Ison
                                           _________________________________
                                           Name:  B. Ison
                                           Title: Vice President

              [Supplemental Warrants Registration Rights Agreement]

                                      -6-


                                       Merrill Lynch Global
                                       Allocation Fund, Inc.


                                           ----------------------------------
                                           Name of Holder

                                       By: /s/ B. Ison
                                           _________________________________
                                           Name:  B. Ison
                                           Title: Vice President

              [Supplemental Warrants Registration Rights Agreement]

                                      -6-


                                       CAPITAL RESEARCH AND MANAGEMENT COMPANY
                                       on behalf of
                                       THE BOND FUND OF AMERICA, INC.,
                                       AMERICAN HIGH-INCOME TRUST,
                                       and AMERICAN VARIABLE INSURANCE
                                       HIGH-YIELD BOND FUND
                                           ----------------------------------
                                           Name of Holder

                                       By: /s/ Richard T. Schotte
                                           _________________________________
                                           Name:  Richard T. Schotte
                                           Title: Senior Vice President

              [Supplemental Warrants Registration Rights Agreement]


                       Putnam Capital Manager Trust-PCM High Yield Fund
                       Putnam Asset Allocation Funds-Balanced Portfolio
                       Putnam Fiduciary Trust Company on behalf of
                           Putnam High Yield Managed Trust
                       Putnam High Yield Trust
                       Putnam Asset Allocation Funds-Conservative Portfolio
                       The Putnam Advisory Company, Inc. on behalf of
                           Ameritech Pension Trust
                       Putnam High Yield Advantage Fund
                       Putnam High Income Convertible and Bond Fund
                       Putnam Asset Allocation Funds-Growth Portfolio
                       The Putnam Advisory Company, Inc. on behalf of
                           Central States, Southeast and Southwest
                           Areas Pension Fund
                       Putnam Managed High Yield Trust
                       The Putnam Advisory Company, Inc. on behalf of
                           Southern Farm Bureau Annuity Insurance Company
                       Putnam Convertible Opportunities and Income Trust
                       Putnam Master Income Trust
                       Putnam Premier Income Trust
                       Putnam Master Intermediate Income Trust
                       Putnam Diversified Income Trust
                       Putnam Capital Manager Trust-PCM Diversified Income Fund


                                         By:  /s/ Paul M. O'Neil
                                              ----------------------
                                              Name:  Paul M. O'Neil
                                              Title: Vice President